UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in our current report on Form 8-K filed on January 4, 2019 with the Securities and Exchange Commission, on January 3, 2019 we entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Ceres Merger Sub, Inc., a newly formed wholly owned subsidiary of ours (“Ceres”), and C3J Therapeutics, Inc. (“C3J”), pursuant to which, subject to the satisfaction of closing conditions described in the Merger Agreement, Ceres will merge with and into C3J, with C3J surviving as a wholly owned subsidiary of ours, and our common stock will be issued to the former C3J shareholders at the effective time of such merger (the “Merger”).

As contemplated by the equity commitment letters entered into in connection with the Merger Agreement, on February 5, 2019, we and C3J entered into a share purchase agreement (the “Share Purchase Agreement”) with certain shareholders of C3J (the “Investors”), pursuant to which we have agreed to sell, and the Investors have agreed to buy, immediately following the effective time of the Merger, shares of our common stock having an aggregate purchase price of $10.0 million (the “Shares”), at a purchase price per Share equal to (i) $40.0 million, divided by (ii) the total number of shares of our common stock outstanding on a fully diluted, as-converted basis, assuming the conversion, exercise or settlement of all outstanding options, warrants, and restricted stock units as of immediately after the effective time of the Merger, but excluding (A) any shares of common stock issuable pursuant to the Share Purchase Agreement and (B) any shares of our common stock reserved for issuance under any equity incentive plan, stock option plan or similar arrangement but for which awards have not yet been granted as of the effective time of the Merger and (C) any shares of common stock issuable in connection with out-of-the-money options and out-of-the-money warrants. Based on our and C3J’s respective current capitalizations, we expect the purchase price per Share to be approximately $0.36.

Pursuant to the Share Purchase Agreement, we and the Investors have agreed to enter into a registration rights agreement in the form attached to the Share Purchase Agreement as Exhibit D, concurrently with the closing of the sale and purchase of the Shares, pursuant to which we will agree to cause the Shares to be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, the form of which is attached to this report as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. We offered the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Appropriate legends will be affixed to the Shares upon issuance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Share Purchase Agreement by and among AmpliPhi Biosciences Corporation, C3J Therapeutics, Inc. and certain shareholders of C3J Therapeutics, Inc., dated as of February 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer